Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended December 2, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

Earnings Release Data Supplement

Herman Miller, Inc. (together with its consolidated subsidiaries, the "company", "we", "our" or "us") provides this supplement to assist investors in evaluating the company's financial and operating results and metrics. We suggest that the narratives to each of the tables included in this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures, as explained in more detail in Section II below.

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended December 2, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

I. Operating Segment Information

The table below summarizes select financial information, for the periods indicated, related to each of the company’s reportable segments. The North American Furniture Solutions segment includes the operations associated with the design, manufacture, and sale of furniture products for work-related settings, including office, education, and healthcare environments, throughout the United States and Canada. The business associated with the company's owned contract furniture dealers is also included in the North American Furniture Solutions segment. The ELA Furniture Solutions segment includes EMEA, Latin America, and Asia-Pacific. ELA includes the operations associated with the design, manufacture, and sale of furniture products, primarily for work-related settings, in these aforementioned geographic regions. The Specialty segment includes the operations associated with the design, manufacture, and sale of high-craft furniture products and textiles including Geiger wood products, Maharam textiles, Nemschoff and Herman Miller Collection products. The Consumer segment includes operations associated with the sale of modern design furnishings and accessories to third party retail distributors, as well as direct to consumer sales through eCommerce and Design Within Reach retail studios. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and acquisition-related costs.

	Three Months Ended			Six Months Ended
Net Sales	12/2/2017	12/3/2016	% change	12/2/2017	12/3/2016	% change
North America	$330.5	$313.9	5.3%	$659.0	$661.1	(0.3)%
ELA	113.0	107.6	5.0%	206.4	204.9	0.7%
Specialty	74.4	76.4	(2.6)%	149.5	155.1	(3.6)%
Consumer	86.7	79.6	8.9%	169.9	155.0	9.6%
Total	$604.6	$577.5	4.7%	$1,184.8	$1,176.1	0.7%

Gross Margin
North America	$115.9	$113.0	2.6%	$235.5	$243.0	(3.1)%
ELA	38.4	37.0	3.8%	70.2	71.2	(1.4)%
Specialty	29.3	31.7	(7.6)%	58.2	64.2	(9.3)%
Consumer	38.5	36.3	6.1%	75.1	69.6	7.9%
Total	$222.1	$218.0	1.9%	$439.0	$448.0	(2.0)%

Gross Margin % Net Sales
North America	35.1%	36.0%		35.7%	36.8%
ELA	34.0%	34.4%		34.0%	34.7%
Specialty	39.4%	41.5%		38.9%	41.4%
Consumer	44.4%	45.6%		44.2%	44.9%
Total	36.7%	37.7%		37.1%	38.1%

Operating Earnings (Loss)
North America	$45.1	$38.9	15.9%	$93.8	$89.8	4.5%
ELA	12.3	12.1	1.7%	18.9	20.6	(8.3)%
Specialty	2.1	5.2	(59.6)%	3.7	10.9	(66.1)%
Consumer	1.0	1.8	(44.4)%	1.3	2.6	(50.0)%
Corporate Unallocated Expenses	(10.5)	(8.4)	25.0%	(18.6)	(17.9)	3.9%
Total	$50.0	$49.6	0.8%	$99.1	$106.0	(6.5)%

Operating Earnings % Net Sales
North America	13.6%	12.4%		14.2%	13.6%
ELA	10.9%	11.2%		9.2%	10.1%
Specialty	2.8%	6.8%		2.5%	7.0%
Consumer	1.2%	2.3%		0.8%	1.7%
Total	8.3%	8.6%		8.4%	9.0%

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended December 2, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

II. Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures such as Adjusted Earnings per Share, Adjusted EBITDA and Organic Growth (Decline). Adjusted EBITDA is calculated by excluding depreciation and amortization from operating earnings and including other income and expenses. Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects and the impacts of acquisitions, divestitures, changes in DWR shipping terms and the extra week in fiscal 2017. The company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented. The six months ended December 3, 2016 included 27 weeks of operations as compared to a standard 26-week period. The additional week is required periodically in order to more closely align Herman Miller’s fiscal year with the calendar months.

Adjusted Earnings per Share, Adjusted EBITDA and Organic Growth (Decline) are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results.

A. Reconciliation of Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Six Months Ended
	12/2/2017	12/3/2016	12/2/2017	12/3/2016
Earnings per Share - Diluted	$0.55	$0.53	$1.10	$1.13

Add: Restructuring expenses and other charges	0.02	0.01	0.04	0.01
Adjusted Earnings per Share - Diluted	$0.57	$0.54	$1.14	$1.14

B. Reconciliation of Operating Earnings to EBITDA by Segment and Total

	Three Months Ended						Three Months Ended
	12/2/17						12/3/16
	North America	ELA	Specialty	Consumer	Corporate	Total	North America	ELA	Specialty	Consumer	Corporate	Total
Operating Earnings (Loss)	$45.1	$12.3	$2.1	$1.0	$(10.5)	$50.0	$38.9	$12.1	$5.2	$1.8	$(8.4)	$49.6
% Net Sales	13.6%	10.9%	2.8%	1.2%	n/a	8.3%	12.4%	11.2%	6.8%	2.3%	n/a	8.6%

Add: Restructuring expenses and other charges	0.5	—	—	—	1.2	1.7	0.7	0.2	0.1	—	—	1.0
Adjusted Operating Earnings (Loss)	$45.6	$12.3	$2.1	$1.0	$(9.3)	$51.7	$39.6	$12.3	$5.3	$1.8	$(8.4)	$50.6
% Net Sales	13.8%	10.9%	2.8%	1.2%	n/a	8.6%	12.6%	11.4%	6.9%	2.3%	n/a	8.8%

Other Income (Expense), net	—	—	—	—	0.7	0.7	—	—	—	—	(0.4)	(0.4)
Add: Depreciation and Amortization	7.9	2.6	2.5	3.1	0.1	16.2	7.0	2.4	2.1	2.5	0.4	14.4
Adjusted EBITDA	$53.5	$14.9	$4.6	$4.1	$(8.5)	$68.6	$46.6	$14.7	$7.4	$4.3	$(8.4)	$64.6
% Net Sales	16.2%	13.2%	6.2%	4.7%	n/a	11.3%	14.8%	13.7%	9.7%	5.4%	n/a	11.2%

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended December 2, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

	Six Months Ended						Six Months Ended
	12/2/17						12/3/16
	North America	ELA	Specialty	Consumer	Corporate	Total	North America	ELA	Specialty	Consumer	Corporate	Total
Operating Earnings (Loss)	$93.8	$18.9	$3.7	$1.3	$(18.6)	$99.1	$89.8	$20.6	$10.9	$2.6	$(17.9)	$106.0
% Net Sales	14.2%	9.2%	2.5%	0.8%	n/a	8.4%	13.6%	10.1%	7.0%	1.7%	n/a	9.0%

Add: Restructuring and Impairment Expenses	1.9	—	—	—	1.9	3.8	0.7	0.2	0.1	—	—	1.0
Adjusted Operating Earnings (Loss)	$95.7	$18.9	$3.7	$1.3	$(16.7)	$102.9	$90.5	$20.8	$11.0	$2.6	$(17.9)	$107.0
% Net Sales	14.5%	9.2%	2.5%	0.8%	n/a	8.7%	13.7%	10.2%	7.1%	1.7%	n/a	9.1%

Other Income, net	—	—	—	—	1.8	1.8	—	—	—	—	0.2	0.2
Add: Depreciation and Amortization	15.7	5.0	4.9	5.9	0.3	31.8	13.3	4.9	4.5	4.8	0.8	28.3
Adjusted EBITDA	$111.4	$23.9	$8.6	$7.2	$(14.6)	$136.5	$103.8	$25.7	$15.5	$7.4	$(16.9)	$135.5
% Net Sales	16.9%	11.6%	5.8%	4.2%	n/a	11.5%	15.7%	12.5%	10.0%	4.8%	n/a	11.5%

C. Organic Sales Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	12/2/17					12/3/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$330.5	$113.0	$74.4	$86.7	$604.6	$313.9	$107.6	$76.4	$79.6	$577.5
% change from PY	5.3%	5.0%	(2.6)%	8.9%	4.7%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(10.6)	—	—	—	(10.6)
Currency Translation Effects (1)	(1.2)	(2.5)	(0.1)	(0.1)	(3.9)	—	—	—	—	—
Net Sales, organic	$329.3	$110.5	$74.3	$86.6	$600.7	$303.3	$107.6	$76.4	$79.6	$566.9
% change from PY	8.6%	2.7%	(2.7)%	8.8%	6.0%

	Six Months Ended					Six Months Ended
	12/2/17					12/3/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$659.0	$206.4	$149.5	$169.9	$1,184.8	$661.1	$204.9	$155.1	$155.0	$1,176.1
% change from PY	(0.3)%	0.7%	(3.6)%	9.6%	0.7%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(18.8)	—	—	—	(18.8)
Currency Translation Effects (1)	(1.6)	(2.4)	(0.1)	(0.1)	(4.2)	—	—	—	—	—
Impact of Extra Week in FY17	—	—	—	—	—	(21.7)	(6.3)	(4.3)	(4.7)	(37.0)
Impact of Change in DWR Shipping Terms	—	—	—	(5.0)	(5.0)	—	—	—	—	—
Net sales, organic	$657.4	$204.0	$149.4	$164.8	$1,175.6	$620.6	$198.6	$150.8	$150.3	$1,120.3
% change from PY	5.9%	2.7%	(0.9)%	9.6%	4.9%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended December 2, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

D. Organic Order Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	12/2/17					12/3/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$341.1	$118.0	$77.1	$93.2	$629.4	$322.1	$99.7	$70.7	$83.4	$575.9
% change from PY	5.9%	18.4%	9.1%	11.8%	9.3%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(8.4)	—	—	—	(8.4)
Currency Translation Effects (1)	(1.3)	(2.4)	(0.1)	(0.1)	(3.9)	—	—	—	—	—
Orders, organic	$339.8	$115.6	$77.0	$93.1	$625.5	$313.7	$99.7	$70.7	$83.4	$567.5
% change from PY	8.3%	15.9%	8.9%	11.6%	10.2%

	Six Months Ended					Six Months Ended
	12/2/17					12/3/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$675.8	$226.5	$152.5	$169.4	$1,224.2	$655.4	$209.5	$152.2	$154.4	$1,171.5
% change from PY	3.1%	8.1%	0.2%	9.7%	4.5%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(15.5)	—	—	—	(15.5)
Currency Translation Effects (1)	(1.3)	(2.5)	(0.1)	(0.1)	(4.0)	—	—	—	—	—
Impact of Extra Week in FY17	—	—	—	—	—	(20.0)	(8.1)	(4.8)	(4.0)	(36.9)
Orders, organic	$674.5	$224.0	$152.4	$169.3	$1,220.2	$619.9	$201.4	$147.4	$150.4	$1,119.1
% change from PY	8.8%	11.2%	3.4%	12.6%	9.0%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

E. Design Within Reach Studio Metrics

	Studio Count				Studio Selling Square Footage
	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	12/2/17	12/3/16	12/2/17	12/3/16	12/2/17	12/3/16	12/2/17	12/3/16
Beginning of Period	32	30	31	29	343,539	272,743	317,456	246,481
Studio Openings	1	2	3	5	13,398	18,931	43,579	54,284
Studio Expansions	—	—	—	—	4,500	—	4,500	—
Studio Closings	(1)	—	(2)	(2)	(4,050)	—	(8,148)	(9,091)
End of Period	32	32	32	32	357,387	291,674	357,387	291,674
Comparable Studios, End of Period	22	25	21	25
Non-Comparable Studios, End of Period	10	7	11	7

	Studio Revenue Metrics
	Three Months Ended		Six Months Ended
	12/2/17	12/3/16	12/2/17	12/3/16
Average Studio Square Footage	350,463	282,209	337,422	269,078
Annualized Net Sales per Square Foot, All Studios	$520	$616	$525	$604
DWR Comparable Brand Sales*	8.0%	8.7%	11.0%	6.1%
Annualized Net Sales per Square Foot, Comparable Studios	$621	$702	$638	$659

*Fiscal 2017 figures are presented on a pro forma basis using a 26-week average to normalize results for the impact of an extra week of operations in the first quarter of fiscal 2017. DWR comparable brand sales reflects the year-over-year change in net sales across the multiple channels that DWR serves, including studios, outlets, contract, catalog, phone and e-commerce.
Note: Consumer segment sales also include sales through eCommerce, outlet store, call center and wholesale channels.

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended December 2, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

F. Sales and Earnings Guidance - Upcoming Quarter	Company Guidance
Q3 Fiscal 2018
Net Sales	$565 million to $585 million
Gross Margin %	36.5% - 37.5%
Operating Expenses	$166 million to $170 million
Effective Tax Rate (Current Regulations)	29.5% - 31.5%
Earnings Per Share, Diluted	$0.46 to $0.50

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended December 2, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

Forward Looking Statements

This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, employment and general economic conditions, the pace of economic recovery in the U.S and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and the implementation of our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend or clarify forward-looking statements.